Exhibit 99.1
For Immediate Release — November 5, 2009
Company Contact:
Eileen Bergin, Director of Corporate Governance
Northfield Bancorp, Inc.
(732) 499-7200, ext. 2515
E-mail: ebergin@eNorthfield.com
NORTHFIELD BANCORP TO PRESENT AT THE SANDLER O’NEILL + PARTNERS,
L.P., 2009 EAST COAST FINANCIAL SERVICES CONFERENCE
Woodbridge, New Jersey, November 5, 2009 — Northfield Bancorp, Inc., (NasdaqGS:NFBK) announced today that it will participate in the Sandler O’Neill + Partners, L.P., 2009 East Coast Financial Services Conference on Thursday, November 12, 2009. John W. Alexander, Northfield’s Chairman and Chief Executive Officer, and Steven M. Klein, Northfield’s Executive Vice President and Chief Financial Officer, will present at the conference at 4:40 p.m., Eastern Time.
A simultaneous audio web cast of the presentation by Messrs. Alexander and Klein will be available through the following link: http://www.sandleroneill.com. The link to the webcast requires registration with Sandler O’Neill and will be available until December 13, 2009. The presentation may also be heard via audio conference on November 12, by calling Toll Number 617-614-3944, Passcode: “Session Two.” The slide presentation will also be available through Northfield’s Investor Relations website, beginning after 5:00 p.m. on November 6, 2009, located at www.eNorthfield.com.
Northfield Bancorp, Inc., with $2 billion in total assets, is the holding company for Northfield Bank. Northfield Bank was organized in 1887 and currently conducts business from its main office located in Staten Island, New York and its 17 additional branch offices located in the New York counties of Richmond (Staten Island) and Kings (Brooklyn) and the New Jersey counties of Union and Middlesex. The Federal Deposit Insurance Corporation insures Northfield Bank’s deposits, up to applicable statutory limits.
The webcast and slide presentation referenced in this news release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong. They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.

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